For Immediate Release
Contact:
Ms. Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com

Supertel Hospitality Reports 2013 Second Quarter Results

NORFOLK, NE., August 14, 2013 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced its results for the second quarter ended June 30, 2013.

2013 Second Quarter Highlights

•	Sold eight non-core hotels in the second quarter and two non-core hotels following the close of the quarter.

•
Signed purchase agreements to acquire six premium branded upscale and upper midscale hotels for $60.8 million in the second quarter, and two premium branded upper midscale hotels for $21.25 million following the close of the second quarter, which collectively encompass an aggregate of 744 rooms, subject to obtaining financing and completing due diligence.

•	Strengthened management depth with the hiring of Jeffrey Dougan as Senior Vice President and Chief Operating Officer.

•	Reported a 3.4 percent decline in revenues from continuing operations to $16.7 million.

•
Recorded a 6.7 percent decline in same store revenue per available room (RevPAR) due primarily to disruption caused by brand changes at four core hotels. Excluding the four reflagged hotels and two hotels in Alexandria, VA that experienced management changes during the second quarter, RevPAR declined 0.3 percent over the prior year.

•	Reported net earnings attributable to common shareholders of $0.07 per basic share, unchanged from the second quarter of 2012.

•	Recorded a 3.2 percent decline in FFO to $3.0 million in the 2013 second quarter from $3.1 million in the second quarter of 2012.

•	Filed a registration statement, which is currently under review, with the Securities and Exchange Commission (SEC) to raise up to $115 million in a follow-on common stock offering.

Second Quarter Operating and Financial Results

Second quarter 2013 revenues from continuing operations declined 3.4 percent, to $16.7 million, compared to the same year-ago period.

The company reported net earnings attributable to common shareholders of $1.5 million, or $0.07 and $0.0 per basic and diluted share, respectively, for the 2013 second quarter, compared to net earnings of $1.6 million or $0.07 per basic and diluted share, for the same 2012 period.

Funds from operations (FFO) was $3.0 million for the 2013 second quarter, compared to $3.1 million in the same 2012 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities and acquisition expense, in the 2013 second quarter was $0.87 million, compared to $2.4 million in the same 2012 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $6.1 million for the 2013 second quarter, compared to $6.7 million in the same 2012 period. Adjusted EBITDA, which is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives and acquisition expense, declined to $4.4 million, compared to $6.2 million for the 2012 second quarter.

In the 2013 second quarter, the 56-hotel same store portfolio RevPAR declined 6.7 percent to $38.75, with a 0.1 percent improvement in ADR to $59.81 offset by a 6.8 percent decline in occupancy to 64.8 percent, compared to the 2012 second quarter.  Excluding the four reflagged hotels and two hotels in Alexandria, VA that experienced management changes during the second quarter, RevPAR declined 0.3 percent to $38.94, with a 2.1 percent improvement in ADR to $58.41 offset by a 2.2 percent decline in occupancy to 66.7 percent.

“Our results continued to be significantly impacted in the East South Central and South Atlantic regions primarily by the rebranding of four hotels,” said Kelly Walters, Supertel’s President and Chief Executive Officer.  “We are beginning to see positive up-trends at two of the reflagged hotels, but we realize the brand changes will impact us both in the short term and, to a lesser extent, in the long term.”

The South Atlantic region, which covers Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia, experienced a 17.0 percent decline in RevPAR in the second quarter. Part of the decline was due to the transition and refurbishment-related disruption at the 76-room former Hampton Inn in Shelby, NC, that was reflagged as a Comfort Inn and the 120-room former Comfort Inn in Fayetteville, NC that was reflagged as a Rodeway Inn.

The 150-room Comfort Inn and 200-room Days Inn located in Alexandria, VA were impacted by management changes and a drop in occupancy in the Washington, D.C. market.  Corrective steps have been taken and the two hotels showed marked improvement in July. “These hotels have historically been solid performers for us and we expect them to recover a significant share of their former occupancy,” said Walters. Excluding the four reflagged hotels and the two Alexandria hotels from the company’s results, second quarter RevPAR from the other 50 continuing operations hotels was $38.94, a decrease of 0.3 percent over the prior year.

“Overall, we saw a drop in occupancy this quarter, and we see the same effects within our markets’ competitive sets. Our hotels, primarily located in secondary and tertiary markets, aren’t seeing the demand like their larger market counterparts,” Walters said. “Demand has slowed and we continue to focus on balancing room rate against occupancy to optimize revenue and margins.”

Supertel’s second quarter results versus the industry:

(Includes Supertel’s 56 same store hotels.)
	Second Quarter 2013 vs Second Quarter 2012
	Occupancy %			ADR ($)			RevPAR ($)
	2013	2012	Var.	2013	2012	Var.	2013	2012	Var.
Industry – Total US	65.9%	65.0%	1.4%	110.47	106.65	3.6%	72.78	69.33	5.0%
Supertel – Same Store 56 hotels (1)	64.8%	69.6%	-6.9%	59.81	59.74	0.1%	38.75	41.55	-6.7%

Chain Scale (2)
Industry – Upscale	75.9%	74.9%	1.3%	122.66	117.87	4.1%	93.07	88.29	5.4%
Supertel – Upscale hotels	69.3%	73.8%	-6.1%	126.71	126.05	0.5%	87.85	93.04	-5.6%

Industry – Upper Midscale	68.4%	67.6%	1.2%	101.20	98.26	3.0%	69.26	66.46	4.2%
Supertel – Upper Midscale 19 hotels	64.7%	71.8%	-9.9%	73.77	73.88	-0.1%	47.70	53.03	-10.0%

Industry – Midscale	59.8%	58.9%	1.5%	76.72	75.11	2.1%	45.88	44.23	3.7%
Supertel – Midscale 3 hotels	50.2%	55.8%	-10.0%	64.50	65.03	-0.8%	32.37	36.30	-10.8%

Industry – Economy	58.1%	57.3%	1.4%	54.56	52.78	3.4%	31.69	30.26	4.7%
Supertel – Economy 34 hotels	65.8%	69.4%	-5.2%	52.96	52.39	1.1%	34.86	36.36	-4.1%

Industry Source: STR Quarterly Review

(1)
The comparisons for same store operations are for 56 hotels in continuing operations as of June 30, 2013. Comparative operating results for the Hilton Garden Inn, which was acquired in the 2012 second quarter, are not reflected in the 56 same-store hotel operating results shown above.

(2)
Supertel’s chain scale classifications are as follows: Upscale hotel brands currently in the company’s portfolio include Hilton Garden Inn; Upper midscale hotel brands currently in the company’s portfolio include Comfort Inns, Comfort Suites, and Clarion; Midscale brands include Quality Inn, Rodeway Inn, Supertel Inn and Baymont Inn; and Economy brands include Days Inn, Super 8, and Key West Inns.

Property operating income (POI), an important operating measurement, is the revenue from room rentals and other hotel services less hotel and property operating expenses.  For the 2013 second quarter, POI from continuing operations declined 18.1 percent to $4.3 million, compared to $5.3 million for the same period a year earlier, led by the displacement caused by the reflagging in Tennessee, North Carolina and Kentucky, and the RevPAR decreases in the South Atlantic region.

See attached chart Property Operating Income (POI) Second Quarter 2013 versus Second Quarter 2012.

POI % Second Quarter 2013 v. Second Quarter 2012
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
25.9%
30.6%
18.9%
19.8%
24.1%
26.9%
Continuing Operations
Discontinued Operations
Total
POI (2013)
POI (2012)

In July, the company announced that Jeffrey Dougan had joined Supertel as Senior Vice President and Chief Operating Officer.  Mr. Dougan is a former Vice President of Operations for Stonebridge Hospitality where he oversaw a diverse hotel portfolio featuring eight different brands in a variety of segments. Mr. Dougan will be responsible for overseeing the company’s third party management companies and hotel operations, as well as maintaining relationships with current and future brand families. “Jeff brings a strong background in operations and has extensive experience and relationships with the leading hotel brand franchisors that will play an increasingly important role in our growth strategy,” Walters said.  “His expertise adds depth and perspective in operations, asset management and evaluation of future acquisitions.”

Acquisitions

On May 2, 2013, the company entered into an agreement to acquire four hotels for an aggregate purchase price of $42.3 million. The hotels include the 89-room Home2 Suites by Hilton in Charlotte, North Carolina; the 100-room Hampton Inn and Suites in Columbia, South Carolina; the 109-room Hampton Inn and Suites in Pine Knoll Shores, North Carolina; and the 80-room Fairfield Inn and Suites in Wytheville, Virginia.

On May 15, 2013, the company entered into an agreement to acquire two hotels for an aggregate purchase price of $18.5 million. The hotels include the 85-room Courtyard Inn in Southaven, MS and a 78-room Residence Inn in Southaven, MS.

Following the close of the second quarter, on August 5, 2013, the company entered an agreement to acquire two additional hotels for an aggregate purchase price of $21.25 million.  The hotels include the 87-room Hampton Inn and Suites in Clermont, FL and the 116-room Fairfield Inn and Suites in Orlando, FL.

The closing of the transactions is subject to customary closing conditions in addition to the due diligence and financing conditions.

“We now have eight hotels under contract,” Walters stated.  “When combined with the Hilton Garden Inn we purchased last year, we will have a strong core portfolio that reflects our new strategic direction.  We believe these properties will give us a more stable platform.  We are well along in our due diligence process regarding the acquisition of these properties and are working to recapitalize our company to obtain the prudent financing necessary to execute this phase of our plan.”

Disposition Program

In the 2013 second quarter the company sold the following hotels:

•	The 40-room Super 8 hotel in Fort Madison, IA sold on April 18, 2013 for $1.1 million.

•	The 151-room Masters Inn in Tuscaloosa, AL sold on May 1, 2013 for $1.8 million.

•	The 128-room Masters Inn in Garden City, GA sold on May 21, 2013 for $1.5 million.

•	The 40-room Super 8 hotel in Pella, IA sold on May 23, 2013 for $0.7 million.

•	The 150-room Masters Inn in Charleston, SC sold on June 21, 2013 for $1.2 million.

•	The 112-room Masters Inn in Cayce (Columbia/I-26), SC sold on June 24, 2013 for $1.2 million.

•	The 63-room Super 8 hotel in Columbus, NE sold on June 24, 2013 for $1.2 million.

•	The 156-room Days Inn in Fredericksburg (South), VA sold on June 27, 2013 for $1.8 million.

Following the close of the second quarter the company sold the following hotels:

•	The 117-room Masters Inn in Seffner (Tampa), FL sold on July 11, 2013 for $0.8 million.

•	The 51-room Quality Inn in Minocqua, WI sold on July 18, 2013 for $1.3 million.

Proceeds from the sales were used primarily to improve the balance sheet by reducing debt and lowering debt service.

Capital Reinvestment

The company invested $1.5 million in property improvements in the 2013 second quarter, primarily for the rebranding of the Comfort Inn in Shelby, NC, and renovations at the Super 8 in Batesville, AR.

Balance Sheet

The company paid down the loan facility from GE Franchise Finance Commercial LLC by $5.3 million.

“We have reduced our overall debt by 7.0 percent from $132.8 million to $123.5 million in the past six months,” said Connie Scarpello, Supertel’s Senior Vice President and Chief Financial Officer.  “Our weighted average annual interest rate of 5.6 percent at the close of the 2013 second quarter is more favorable than the 6.4 percent average the same period a year ago. The average term is 3.6 years, with no maturities coming due until 2014.”

Dividends

The company did not declare a dividend on common stock in the 2013 second quarter.  Preferred dividends continued uninterrupted.  The board of directors will continue to monitor the dividend policy on a quarterly basis.

Outlook 2013

“We are well along in the transition of our portfolio from an economy hotel-concentration to premium-branded, select-service upscale and upper midscale properties, which is the desired prototype for growing our company,” Walters said.   “We have sold twelve non-core properties in the past seven months and plan to continue our disposition program by selling the hotels that do not meet our investment criteria.  Concurrently, we have reshaped and strengthened our balance sheet through substantial debt reduction.  We are well along in our due diligence process to acquire eight core hotels, which along with our previously acquired Hilton Garden Inn last year, will comprise the cornerstone of our new portfolio strategy. We still have important steps to complete in the third quarter.”

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 74 hotels comprising 6,422 rooms in 21 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA:

Supertel Hospitality, Inc.
Balance Sheet
As of June 30, 2013 and December 31, 2012
(Dollars in thousands, except share and per share data)

The company owned 76 hotels (including 19 hotels in discontinued operations) at June 30, 2013, and 86 hotels as of December 31, 2012, respectively.

	As of
	June 30, 2013	December 31, 2012
	(unaudited)

ASSETS
Investments in hotel properties	$216,056	$213,527
Less accumulated depreciation	72,893	70,027
	143,163	143,500

Cash and cash equivalents	439	891
Accounts receivable, net of allowance for doubtful accounts of $122 and $201	2,374	2,070
Prepaid expenses and other assets	7,519	5,151
Deferred financing costs, net	2,265	2,644
Investment in hotel properties, held for sale, net	34,816	47,591
	$190,576	$201,847

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$11,975	$8,778
Derivative liabilities, at fair value	14,115	15,935
Debt related to hotel properties held for sale	26,133	39,461
Long-term debt	97,378	93,360
	149,601	157,534

Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662

EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
23,143,655 and 23,145,927 shares outstanding	231	231
Common stock warrants	0	252
Additional paid-in capital	135,067	134,792
Distributions in excess of retained earnings	(102,135)	(98,777)
Total shareholders' equity	33,201	36,536
Noncontrolling interest
Noncontrolling interest in consolidated partnership,
redemption value $101 and $99	112	115

Total equity	33,313	36,651

COMMITMENTS AND CONTINGENCIES
	$190,576	$201,847

Supertel Hospitality, Inc.
Results of Operations
For the three and six months ended June 30, 2013 and 2012, respectively

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES
Room rentals and other hotel services	$16,715	$17,296	$29,488	$30,015

EXPENSES
Hotel and property operations	12,384	12,011	23,548	22,371
Depreciation and amortization	1,730	1,750	3,523	3,415
General and administrative	980	921	2,039	2,014
Acquisition and termination expense	28	162	49	162
	15,122	14,844	29,159	27,962

EARNINGS BEFORE NET LOSS
ON DISPOSITIONS OF
ASSETS, OTHER INCOME, INTEREST EXPENSE
AND INCOME TAXES	1,593	2,452	329	2,053

Net loss on dispositions of assets	(8)	(2)	(37)	(5)
Other income (loss)	2,131	872	1,834	(341)
Interest expense	(1,509)	(1,443)	(3,018)	(2,959)
Loss on debt extinguishment	(117)	(38)	(208)	(50)
Impairment	0	(2,735)	0	(2,470)

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	2,090	(894)	(1,100)	(3,772)

Income tax expense	0	398	0	34

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS	2,090	(1,292)	(1,100)	(3,806)

Gain (loss) from discontinued operations, net of tax	288	3,732	(587)	2,275

NET EARNINGS (LOSS)	2,378	2,440	(1,687)	(1,531)

Earnings (loss) attributable to noncontrolling interest	(4)	(8)	3	(2)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO CONTROLLING INTERESTS	2,374	2,432	(1,684)	(1,533)

Preferred stock dividends	(837)	(837)	(1,674)	(1,494)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO COMMON SHAREHOLDERS	$1,537	$1,595	$(3,358)	$(3,027)

NET EARNINGS (LOSS) PER COMMON SHARE
- BASIC AND DILUTED
EPS from continuing operations - Basic	$0.06	$(0.09)	$(0.12)	$(0.23)
EPS from discontinued operations - Basic	$0.01	$0.16	$(0.03)	$0.10
EPS Basic	$0.07	$0.07	$(0.15)	$(0.13)
EPS Diluted	$0.00	$0.07	$(0.15)	$(0.13)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited - In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
RECONCILIATION OF NET EARNINGS
(LOSS) TO FFO
Net earnings (loss) attributable
to common shareholders	$1,537	$1,595	$(3,358)	$(3,027)
Depreciation and amortization	1,842	2,226	3,802	4,396
Net gain on disposition of assets	(1,350)	(4,772)	(1,297)	(5,263)
Impairment	954	4,083	1,461	5,517
FFO available to common shareholders	$2,983	$3,132	$608	$1,623
Unrealized (gain) loss on derivatives	(2,137)	(867)	(1,820)	346
Acquisition expense	28	162	49	162
Adjusted FFO	$874	$2,427	$(1,163)	$2,131

Weighted average number of shares outstanding for:
calculation of FFO per share - basic	23,113	23,075	23,107	23,073
calculation of FFO per share - diluted	53,115	53,075	23,120	47,271

FFO per share - basic	$0.13	$0.14	$0.03	$0.07
Adjusted FFO per share - basic	$0.04	$0.11	$(0.05)	$0.09
FFO per share - diluted	$0.06	$0.07	$0.03	$0.05
Adjusted FFO per share - diluted	$0.03	$0.05	$(0.05)	$0.06

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets, plus depreciation, amortization and impairment of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition.  AFFO is FFO adjusted to exclude gains or losses on derivative liabilities, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition costs. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding warrants to purchase common stock Series C convertible preferred stock, preferred operating units, unvested stock awards and stock options would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA

(Unaudited - In thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
RECONCILIATION OF NET EARNINGS
(LOSS) TO ADJUSTED EBITDA
Net earnings (loss)
attributable to common shareholders	$1,537	$1,595	$(3,358)	$(3,027)
Interest expense,
including discontinued operations	2,097	2,458	4,327	5,124
Loss on debt extinguishment	608	91	891	103
Income tax expense (benefit),
including discontinued operations	0	354	0	(308)
Depreciation and amortization,
including discontinued operations	1,842	2,226	3,802	4,396
EBITDA	6,084	6,724	5,662	6,288
Noncontrolling interest	4	8	(3)	2
Net gain on disposition of assets	(1,350)	(4,772)	(1,297)	(5,263)
Impairment	954	4,083	1,461	5,517
Preferred stock dividend	837	837	1,674	1,494
Unrealized (gain) loss on derivatives	(2,137)	(867)	(1,820)	346
Acquisition expense	28	162	49	162
ADJUSTED EBITDA	$4,420	$6,175	$5,726	$8,546

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, impairment, preferred stock dividends and acquisition expenses which are cash charges. We also add back impairment and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results.

Unaudited-in thousands, except statistical data:	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
Total Same Store Hotels:
Revenue per available room (RevPAR):	$ 38.75	$ 41.55	$ 34.25	$ 36.34
Average daily room rate (ADR):	$ 59.81	$ 59.74	$ 58.52	$ 57.92
Occupancy percentage:	64.8%	69.6%	58.5%	62.7%

Revenue from room rentals and other hotel services consists of:
Room rental revenue	$ 16,160	$ 16,830	$ 28,486	$ 29,183
Telephone revenue	3	3	6	9
Other hotel service revenues	552	463	996	823
Total revenue from room rentals and other hotel services	$ 16,715	$ 17,296	$ 29,488	$ 30,015

Hotel and property operations expense
Total hotel and property operations expense	$ 12,384	$ 12,011	$ 23,548	$ 22,371

Property Operating Income ("POI")
Total property operating income	$ 4,331	$ 5,285	$ 5,940	$ 7,644

POI as a percentage of revenue from room rentals
and other hotel services
Total POI as a percentage of revenue	25.9%	30.6%	20.1%	25.5%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$ 5,688	$ 9,113	$ 11,093	$ 17,264

Hotel and property operations expense
Total hotel and property operations expense	$ 4,613	$ 7,307	$ 9,282	$ 14,353

Property Operating Income ("POI")
Total property operating income	$ 1,075	$ 1,806	$ 1,811	$ 2,911

POI as a percentage of revenue from room rentals
and other hotel services
Total POI as a percentage of revenue	18.9%	19.8%	16.3%	16.9%

(Unaudited -  In thousands, except statistical data)

	Three months ended June 30,		Six months ended June 30,
RECONCILIATION OF NET LOSS FROM	2013	2012	2013	2012
CONTINUING OPERATIONS TO POI
Net earnings (loss)
from continuing operations	$2,090	$(1,292)	$(1,100)	$(3,806)
Depreciation and amortization	1,730	1,750	3,523	3,415
Net loss on disposition of assets.	8	2	37	5
Other (income) expense	(2,131)	(872)	(1,834)	341
Interest expense	1,509	1,443	3,018	2,959
Loss on debt extinguishment	117	38	208	50
General and administrative expense	980	921	2,039	2,014
Acquisition and termination expense	28	162	49	162
Income tax expense	0	398	0	34
Impairment expense	0	2,735	0	2,470
POI - continuing operations	$4,331	$5,285	$5,940	$7,644

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Gain (loss) from discontinued operations	$288	$3,732	$(587)	$2,275
Depreciation and amortization
from discontinued operations	112	476	279	981
Net gain on disposition of assets
from discontinued operations	(1,358)	(4,774)	(1,334)	(5,268)
Interest expense from discontinued operations	588	1,015	1,309	2,165
Loss on debt extinguishment	491	53	683	53
Impairment losses
from discontinued operations	954	1,348	1,461	3,047
Income tax benefit
from discontinued operations	0	(44)	0	(342)
POI - discontinued operations	$1,075	$1,806	$1,811	$2,911

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2012	2011

POI--continuing operations	4,331	5,285	5,940	7,644
POI--discontinued operations	1,075	1,806	1,811	2,911
Total - POI	$ 5,406	$ 7,091	$ 7,751	$ 10,555

Total POI as a percentage of revenues	24.1%	26.9%	19.1%	22.3%

Same Store reflects 56 hotels in continuing operations owned as of January 1, 2012 and excludes one property acquired during the second quarter of 2012.

Supertel Hospitality, Inc.
Operating Statistics by Region
For three and six months ended June 30, 2013 and 2012, respectively

(Unaudited -  except per share data)

	Three months ended June 30, 2013				Three months ended June 30, 2012
Region	Room Count	RevPAR	Occupancy	ADR	Room Count	RevPAR	Occupancy	ADR
Mountain	214	$38.27	74.21%	$51.57	214	$40.06	77.83%	$51.47
West North Central	1,352	36.78	69.47%	52.95	1,352	36.48	71.49%	51.02
East North Central	923	41.72	65.74%	63.45	923	38.75	62.34%	62.16
Middle Atlantic	142	46.54	74.32%	62.61	142	51.10	81.98%	62.33
South Atlantic	1,071	41.82	59.83%	69.90	1,071	50.38	73.08%	68.93
East South Central	430	37.58	58.98%	63.72	430	47.76	70.46%	67.79
West South Central	225	21.58	52.39%	41.18	225	24.94	53.18%	46.91
Total Same Store	4,357	$38.75	64.79%	$59.81	4,357	$41.55	69.55%	$59.74

South Atlantic Acquisitions	100	$87.85	69.33%	$126.71	100	$93.04	73.81%	$126.05
Total Acquisitions	100	$87.85	69.33%	$126.71	100	$93.04	73.81%	$126.05

Total Continuing Operations	4,457	$39.85	64.89%	$61.42	4,457	$42.03	69.60%	$60.39

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Arkansas and Louisiana

	Six months ended June 30, 2013				Six months ended June 30, 2012
Region	Room Count	RevPAR	Occupancy	ADR	Room Count	RevPAR	Occupancy	ADR
Mountain	214	$31.70	63.06%	$50.27	214	$32.78	65.84%	$49.79
West North Central	1,352	31.21	60.57%	51.52	1,352	30.71	61.67%	49.79
East North Central	923	35.77	58.09%	61.58	923	34.28	56.85%	60.29
Middle Atlantic	142	40.72	67.55%	60.28	142	42.86	71.89%	59.62
South Atlantic	1,071	39.60	58.38%	67.83	1,071	45.51	69.64%	65.35
East South Central	430	33.33	52.98%	62.90	430	41.20	61.84%	66.62
West South Central	225	20.97	49.40%	42.45	225	24.97	53.62%	46.57
Total Same Store	4,357	$34.25	58.53%	$58.52	4,357	$36.34	62.75%	$57.92

South Atlantic Acquisitions	100	$81.83	64.64%	$126.61	100	$93.04	73.81%	$126.05
Total Acquisitions	100	$81.83	64.64%	$126.61	100	$93.04	73.81%	$126.05

Total Continuing Operations	4,457	$35.32	58.67%	$60.20	4,457	$36.61	62.80%	$58.29

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Arkansas and Louisiana

Operating Statistics by Chain Scale Classification
For three and six months ended June 30, 2013 and 2012, respectively

The comparisons of same store operations are for 56 hotels in continuing operations as of April 1, 2012.

(Unaudited - except per share data)

	Three months ended June 30, 2013			Three months ended June 30, 2012			Percent of Change
Same Store:	RevPar	Occupancy	ADR	RevPar	Occupancy	ADR	RevPAR	Occupancy	ADR
Upper Midscale	$ 47.70	64.7%	$ 73.77	$ 53.03	71.8%	$ 73.88	-10.1%	-9.9%	-0.1%
Midscale	32.37	50.2%	64.50	36.30	55.8%	65.03	-10.8%	-10.0%	-0.8%
Economy	34.86	65.8%	52.96	36.36	69.4%	52.39	-4.1%	-5.2%	1.1%
Total	$ 38.75	64.8%	$ 59.81	$ 41.55	69.6%	$ 59.74	-6.7%	-6.9%	0.1%

	Six months ended June 30, 2013			Six months ended June 30, 2012			Percent of Change
Same Store:	RevPar	Occupancy	ADR	RevPar	Occupancy	ADR	RevPAR	Occupancy	ADR
Upper Midscale	$ 42.37	59.8%	$ 70.82	$ 46.86	66.6%	$ 70.39	-9.6%	-10.2%	0.6%
Midscale	26.53	42.7%	62.18	28.60	46.0%	62.18	-7.2%	-7.2%	0.0%
Economy	30.84	59.0%	52.32	31.78	62.0%	51.24	-3.0%	-4.8%	2.1%
Total	$ 34.25	58.5%	$ 58.52	$ 36.34	62.7%	$ 57.92	-5.8%	-6.7%	1.0%

Same store reflects 56 hotels.